UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2010

Technical Communications Corporation
(Exact name of registrant as specified in its charter)

Massachusetts	0-8588	04-2295040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Domino Drive, Concord, MA	01742
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (978) 287-5100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On November 29 and 30, 2010, Technical Communications Corporation received orders valued at approximately $1.5 million in the aggregate from Datron World Communications, Inc. for an expansion of its DSP 9000 radio encryptors to be deployed in Afghanistan. The orders include the shipment of DSP9000 radio encryptors with multiple shipment dates through July, 2011.

Item 9.01. Financial Statements and Exhibits.

a.     Financial statements of businesses acquired. Not applicable.

b.     Pro forma financial information. Not applicable.

c.     Shell company transactions. Not applicable

d.     Exhibits.

Exhibit No.	Title

99.1	Press Release dated December 3, 2010

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technical Communications Corporation (Registrant)
December 3, 2010 (Date)	/s/ CARL H. GUILD, JR. Carl H. Guild, Jr. President and Chief Executive Officer